Kenne Ruan, CPA, P.C.

Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525

         kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this registration statement on Form 10KSB of my report dated July 30, 2007, for the period ended June 30, 2007, and to reference to my Firm under the caption "Experts" in the Filing Statement.

 /s/ Kenne Ruan, CPA, P.C.

New Haven, Connecticut

July 30, 2007